EXHIBIT 5.1

SIMPSON THACHER & BARTLETT LLP

1999 AVENUE OF THE STARS, 29TH FLOOR

LOS ANGELES, CA 90067

(310) 407-7500

March 29, 2012

Oaktree Capital Group, LLC

333 South Grand Avenue, 28th Floor

Los Angeles, CA 90071

Ladies and Gentlemen:

We have acted as counsel to Oaktree Capital Group, LLC, a Delaware limited liability company (the “Company”), in connection with the Registration Statement on Form S-1 (File No. 333-174993) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to (a) the offer and sale by the Company of Class A units representing limited liability company interests (the “Class A Units” and together with any additional Class A Units that may be issued by the Company pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Act) in connection with the offering described in the Registration Statement, the “Company Units”) and (b) the offer and sale by the selling unitholders listed in the Registration Statement (the “Selling Unitholders”) of Class A Units and together with any additional Class A Units that may be sold by the Selling Unitholders pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Act) in connection with the offering described in the Registration Statement, the “Selling Unitholders’ Units” and, together with the Company Units, the “Units”). The Company and the Selling Unitholders together will sell in the aggregate up to 12,937,500 Units.

We have examined the Registration Statement and a form of certificate representing the Class A Units, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

(1)(a) When the Board of Directors of the Company or a duly constituted and acting committee of such Board (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to authorize and approve the issuance of the Company Units and (b) upon payment and delivery in accordance with the applicable definitive underwriting agreement approved by the Board, the Company Units will be validly issued and holders of Company Units will have no obligation to make contributions to the Company solely by reason of their ownership of Company Units or any further payments for the purchase of the Company Units.

(2) The Selling Unitholders’ Units have been validly issued, holders of Selling Unitholders’ Units have no obligation to make contributions to the Company solely by reason of their ownership of Selling Unitholders’ Units and, upon payment and delivery in accordance with the applicable definitive underwriting agreement approved by the Board, holders of Selling Unitholders’ Units will have no obligation to make any further payments for the purchase of the Selling Unitholders’ Units.

We do not express any opinion herein concerning any law other than the Delaware Limited Liability Company Act (including the applicable statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP SIMPSON THACHER & BARTLETT LLP

3